Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Indroneel Chatterjee
Chief Financial Officer
T: +352 2469 7988
E: Indroneel.Chatterjee@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER FINANCIAL RESULTS AND ATTRACTIVE CLIENT WINS

Luxembourg, July 26, 2018 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported financial results for the second quarter 2018.
Second quarter service revenue of $208.9 million increased by 11% compared to the first quarter of 2018, driven by growth in the buy-renovate-lease-sell, Hubzu® and property preservation and inspection businesses. Second quarter 2018 service revenue was 12% lower than the second quarter of 2017 primarily from the reduction in size of the Ocwen Financial Corporation (“Ocwen”) servicing portfolio resulting from loan repayments, loan modifications, short sales, REO sales and other forms of resolution and Front Yard Residential Corporation’s (“RESI”) smaller portfolio of non-performing loans and REO. These declines were partially offset by non-Ocwen service revenue growth in the buy-renovate-lease-sell, property preservation and inspection, renovation management and Owners.com® businesses.
Second quarter 2018 diluted earnings per share was $0.09 and adjusted diluted earnings per share(1) was $0.60, compared to first quarter 2018 diluted loss per share of $(0.24) and adjusted diluted earnings per share(1) of $0.48. Second quarter adjusted diluted earnings per share was higher than the first quarter of 2018 from higher service revenue, partially offset by higher interest expense. Second quarter 2018 adjusted diluted earnings per share was 35% lower than the second quarter of 2017 primarily from higher interest expense and lower service revenue in 2018 and a gain on debt repurchase in 2017.
Second quarter 2018 adjusted diluted earnings per share(1) excludes $4.4 million of pretax loss related to the April 3, 2018 debt refinancing ($0 in the second quarter 2017) and mark-to-market pretax gain of approximately $1.5 million from our investment in RESI shares (not included in the determination of net income in 2017).
“I’m pleased with our second quarter financial performance. Compared to the mid-point of our full year 2018 scenarios, adjusted diluted earnings per share for the first half of 2018 is 53% of the mid-point,” said Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “More importantly, we are making excellent progress on the sales front as our industry consolidates to high performing vendors. We believe our recent wins with some of the largest financial institutions in the mortgage industry and the progress we are making onboarding these customers will provide strong diversified revenue growth.”
Second Quarter 2018 Highlights(2)
Corporate

•	Generated $27.8 million of adjusted cash flows from operating activities(1)

•	Ended the quarter with $127.8 million of cash, cash equivalents and marketable securities and $276.0 million of net debt less marketable securities(1)

•
Refinanced our Senior Secured Term Loan (“SSTL”) on April 3, 2018, extending the maturity from December 2020 to April 2024. The new SSTL has no maintenance covenants, carries over the available baskets for restricted payments from our previous credit agreement, and reduces net debt by the lesser of the value of marketable securities and $75 million in determining whether excess cash flow sweeps are required

•	Repurchased 0.4 million shares of our common stock at an average price of $27.14 per share

Servicer Solutions

•	Received notifications from four new or existing clients that we have won their business or that they are expanding the service offerings purchased from Altisource

•
Of the four customer wins, one is to provide foreclosure and REO auction services to one of the largest institutional real estate and mortgage investors in the country; we signed the master services agreement in July and anticipate receiving foreclosure and REO auction referrals during the fourth quarter

Origination Solutions

•	Launched the Trelix end-to-end fulfillment services offering and significantly grew the sales pipeline for this offering

•	Completed the onboarding of a significant platform customer that we won in the first quarter

•	Received notification that we won an additional platform customer
Real Estate Investor Solutions

•	Grew service revenue from the buy-renovate-lease-sell business by 83% compared to the second quarter of 2017 from an increase in the number of homes sold from 46 to 83 over the same period

•	Ended the quarter with 260 homes in the buy-renovate-lease-sell business, compared to 101 homes at the end of the second quarter of 2017
Consumer Real Estate Solutions

•
Grew service revenue by 65% and the number of home purchase and sale transactions by 58% compared to the first quarter of 2018; grew service revenue by 79% and the number of home purchase and sale transactions by 66% compared to the second quarter of 2017

•
Working with approximately 4,200 clients at the end of the second quarter 2018, compared to 3,200 clients at the end of the first quarter of 2018 and 1,500 clients at the end of the second quarter of 2017

Second Quarter 2018 Results Compared to First Quarter 2018 and Second Quarter 2017:

•	Service revenue of $208.9 million, an 11% increase compared to the first quarter 2018 and a 12% decrease compared to the second quarter 2017

•
Other income (expense), net includes (1) a loss on debt refinancing of $4.4 million in the second quarter 2018 ($0 in both the first quarter 2018 and the second quarter 2017), (2) a gain on debt repurchase of $0 in the second quarter 2018 ($0 in the first quarter 2018 and $3.9 million in the second quarter 2017) and (3) a mark-to-market gain on our investment in RESI of $1.5 million in the second quarter 2018 (loss of $7.5 million in the first quarter 2018 and $0(3) in the second quarter of 2017)

•
Income (loss) before income taxes and non-controlling interests was $3.1 million for the second quarter 2018 compared to $(5.0) million for the first quarter 2018 and $12.2 million for the second quarter 2017

•	Pretax income (loss) attributable to Altisource(1) of $2.4 million for the second quarter 2018 compared to $(5.5) million for the first quarter 2018 and $11.5 million for the second quarter 2017

•	Adjusted pretax income attributable to Altisource(1) of $14.7 million, a 30% increase compared to the first quarter 2018 and a 33% decrease compared to the second quarter 2017

•	Net income (loss) attributable to Altisource of $1.6 million for the second quarter 2018 compared to $(4.1) million for the first quarter 2018 and $9.0 million for the second quarter 2017

•	Adjusted net income attributable to Altisource(1) of $10.6 million, a 23% increase compared to the first quarter 2018 and a 40% decrease compared to the second quarter 2017

•	Diluted earnings per share of $0.09 for the second quarter 2018 compared to diluted loss per share of $(0.24) for the first quarter 2018 and $0.48 for the second quarter 2017

•	Adjusted diluted earnings per share(1) of $0.60, a 25% increase compared to the first quarter 2018 and a 35% decrease compared to the second quarter 2017

•	Cash from operations of $31.8 million for the second quarter 2018 compared to $(8.6) million for the first quarter 2018 and $30.9 million for the second quarter 2017

•	Adjusted cash flows from operating activities(1) of $27.8 million for the second quarter 2018 compared to $1.3 million for the first quarter 2018 and $30.5 million for the second quarter 2017

•
Adjusted cash flows from operating activities less additions to premises and equipment(1) was $26.3 million for the second quarter 2018 compared to $0.1 million for the first quarter 2018 and $26.7 million for the second quarter 2017

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to the second quarter 2018 unless otherwise indicated.

(3)
Effective January 1, 2018, mark-to-market adjustments of our investment in RESI are reflected in our results of operations in connection with the adoption of a new accounting principle (previously reflected in comprehensive income).

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships, including the possibility of early termination of our Cooperative Brokerage Agreement with New Residential Investment Corp. or the possibility that we may not be successful in negotiating a satisfactory services agreement with New Residential Investment Corp.; the possibility that Ocwen Financial Corporation’s acquisition of PHH Corporation will not be completed; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 11:00 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Service revenue
Mortgage Market	$169,457	$198,414	$328,612	$393,387
Real Estate Market	23,664	24,347	38,467	43,536
Other Businesses, Corporate and Eliminations	15,740	15,346	30,548	31,023
Total service revenue	208,861	238,107	397,627	467,946
Reimbursable expenses	9,008	11,891	17,155	21,920
Non-controlling interests	687	687	1,212	1,302
Total revenue	218,556	250,685	415,994	491,168
Cost of revenue	154,198	173,502	293,245	341,426
Reimbursable expenses	9,008	11,891	17,155	21,920
Gross profit	55,350	65,292	105,594	127,822
Selling, general and administrative expenses	42,924	52,470	86,048	100,171
Income from operations	12,426	12,822	19,546	27,651
Other income (expense), net:
Interest expense	(7,027)	(5,465)	(12,890)	(11,263)
Unrealized gain (loss) on investment in equity securities	1,533	—	(5,968)	—
Other income (expense), net	(3,861)	4,803	(2,589)	5,518
Total other income (expense), net	(9,355)	(662)	(21,447)	(5,745)

Income (loss) before income taxes and non-controlling interests	3,071	12,160	(1,901)	21,906
Income tax (provision) benefit	(816)	(2,438)	549	(5,024)

Net income (loss)	2,255	9,722	(1,352)	16,882
Net income attributable to non-controlling interests	(687)	(687)	(1,212)	(1,302)

Net income (loss) attributable to Altisource	$1,568	$9,035	$(2,564)	$15,580

Earnings (loss) per share:
Basic	$0.09	$0.49	$(0.15)	$0.84
Diluted	$0.09	$0.48	$(0.15)	$0.82

Weighted average shares outstanding:
Basic	17,142	18,335	17,260	18,497
Diluted	17,553	18,836	17,260	19,069

Comprehensive income (loss):
Net income (loss)	$2,255	$9,722	$(1,352)	$16,882
Other comprehensive income (loss), net of tax:
Reclassification of unrealized gain on investment in equity securities, net of income tax provision of $200, to retained earnings from the cumulative effect of an accounting change	—	—	(733)	—
Unrealized (loss) gain on investment in equity securities, net of income tax benefit (provision) of $0, $2,593, $0, $(2,132)	—	(6,981)	—	5,742

Comprehensive income (loss), net of tax	2,255	2,741	(2,085)	22,624
Comprehensive income attributable to non-controlling interests	(687)	(687)	(1,212)	(1,302)

Comprehensive income (loss) attributable to Altisource	$1,568	$2,054	$(3,297)	$21,322

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)
(unaudited)

	Three months ended June 30, 2018
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$169,457	$23,664	$15,740	$208,861
Reimbursable expenses	8,518	481	9	9,008
Non-controlling interests	687	—	—	687
	178,662	24,145	15,749	218,556
Cost of revenue	115,329	28,191	19,686	163,206
Gross profit (loss)	63,333	(4,046)	(3,937)	55,350
Selling, general and administrative expenses	20,604	5,180	17,140	42,924
Income (loss) from operations	42,729	(9,226)	(21,077)	12,426
Total other income (expense), net	(4)	12	(9,363)	(9,355)

Income (loss) before income taxes and non-controlling interests	$42,725	$(9,214)	$(30,440)	$3,071

	Three months ended June 30, 2017
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$198,414	$24,347	$15,346	$238,107
Reimbursable expenses	11,094	783	14	11,891
Non-controlling interests	687	—	—	687
	210,195	25,130	15,360	250,685
Cost of revenue	144,326	26,844	14,223	185,393
Gross profit (loss)	65,869	(1,714)	1,137	65,292
Selling, general and administrative expenses	29,805	5,551	17,114	52,470
Income (loss) from operations	36,064	(7,265)	(15,977)	12,822
Total other income (expense), net	102	—	(764)	(662)

Income (loss) before income taxes and non-controlling interests	$36,166	$(7,265)	$(16,741)	$12,160

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)
(unaudited)

	Six months ended June 30, 2018
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$328,612	$38,467	$30,548	$397,627
Reimbursable expenses	16,176	958	21	17,155
Non-controlling interests	1,212	—	—	1,212
	346,000	39,425	30,569	415,994
Cost of revenue	226,402	46,745	37,253	310,400
Gross profit (loss)	119,598	(7,320)	(6,684)	105,594
Selling, general and administrative expenses	43,978	9,298	32,772	86,048
Income (loss) from operations	75,620	(16,618)	(39,456)	19,546
Total other income (expense), net	12	14	(21,473)	(21,447)

Income (loss) before income taxes and non-controlling interests	$75,632	$(16,604)	$(60,929)	$(1,901)

	Six months ended June 30, 2017
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$393,387	$43,536	$31,023	$467,946
Reimbursable expenses	20,229	1,657	34	21,920
Non-controlling interests	1,302	—	—	1,302
	414,918	45,193	31,057	491,168
Cost of revenue	284,476	48,987	29,883	363,346
Gross profit (loss)	130,442	(3,794)	1,174	127,822
Selling, general and administrative expenses	58,487	9,876	31,808	100,171
Income (loss) from operations	71,955	(13,670)	(30,634)	27,651
Total other income (expense), net	112	—	(5,857)	(5,745)

Income (loss) before income taxes and non-controlling interests	$72,067	$(13,670)	$(36,491)	$21,906

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$84,569	$105,006
Investment in equity securities	43,185	49,153
Accounts receivable, net	45,426	52,740
Prepaid expenses and other current assets	70,009	64,742
Total current assets	243,189	271,641

Premises and equipment, net	58,820	73,273
Goodwill	86,283	86,283
Intangible assets, net	105,374	120,065
Deferred tax assets, net	305,056	303,707
Other assets	11,174	10,195

Total assets	$809,896	$865,164

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$67,646	$84,400
Current portion of long-term debt	41,200	5,945
Deferred revenue	19,131	9,802
Other current liabilities	5,889	9,414
Total current liabilities	133,866	109,561

Long-term debt, less current portion	354,332	403,336
Other non-current liabilities	9,407	12,282

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 17,027 outstanding as of June 30, 2018; 100,000 shares authorized, 25,413 shares issued and 17,418 outstanding as of December 31, 2017)	25,413	25,413
Additional paid-in capital	116,586	112,475
Retained earnings	596,268	626,600
Accumulated other comprehensive income	—	733
Treasury stock, at cost (8,386 shares as of June 30, 2018 and 7,995 shares as of December 31, 2017)	(427,380)	(426,609)
Altisource equity	310,887	338,612

Non-controlling interests	1,404	1,373
Total equity	312,291	339,985

Total liabilities and equity	$809,896	$865,164

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2018	2017

Cash flows from operating activities:
Net (loss) income	$(1,352)	$16,882
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	17,049	18,895
Amortization of intangible assets	14,691	18,539
Change in the fair value of acquisition related contingent consideration	—	16
Unrealized loss on investment in equity securities	5,968	—
Share-based compensation expense	4,111	1,858
Bad debt expense	1,503	2,890
Gain on early extinguishment of debt	—	(3,937)
Amortization of debt discount	298	156
Amortization of debt issuance costs	502	433
Deferred income taxes	(1,349)	—
Loss on disposal of fixed assets	558	2,798
Loss on debt refinancing	4,434	—
Changes in operating assets and liabilities:
Accounts receivable	6,923	11,954
Prepaid expenses and other current assets	(5,267)	(6,811)
Other assets	967	523
Accounts payable and accrued expenses	(17,152)	(10,637)
Other current and non-current liabilities	(8,631)	(41,042)
Net cash provided by operating activities	23,253	12,517

Cash flows from investing activities:
Additions to premises and equipment	(2,756)	(5,658)
Net cash used in investing activities	(2,756)	(5,658)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	407,880	—
Repayments and repurchases of long-term debt	(421,821)	(24,766)
Debt issuance costs	(5,042)	—
Proceeds from stock option exercises	2,707	765
Purchase of treasury shares	(21,121)	(15,531)
Distributions to non-controlling interests	(1,181)	(1,056)
Payment of tax withholding on issuance of restricted shares and stock option exercises	(410)	(1,089)
Net cash used in financing activities	(38,988)	(41,677)

Net decrease in cash, cash equivalents and restricted cash	(18,491)	(34,818)
Cash, cash equivalents and restricted cash at the beginning of the period	108,843	153,421

Cash, cash equivalents and restricted cash at the end of the period	$90,352	$118,603

Supplemental cash flow information:
Interest paid	$11,540	$10,787
Income taxes paid, net	2,865	12,668

Non-cash investing and financing activities:
Increase (decrease) in payables for purchases of premises and equipment	$398	$(378)
Increase in payables for purchases of treasury shares	—	3,042

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Pretax income (loss) attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted cash flows from operating activities, adjusted cash flows from operating activities less additions to premises and equipment and net debt less marketable securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) before income taxes and non-controlling interests, net income (loss) attributable to Altisource, diluted earnings (loss) per share, cash flows from operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-recurring items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and marketable securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-recurring items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Pretax income (loss) attributable to Altisource is calculated by removing non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing intangible asset amortization expense, share-based compensation expense, unrealized gain (loss) on investment in equity securities, the write-off of net discount and debt issuance costs from debt refinancing and non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation (net of tax), the write-off of net discount and debt issuance costs from debt refinancing (net of tax) and unrealized gain (loss) on investment in equity securities (net of tax) from net income (loss) attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation (net of tax), the write-off of net discount and debt issuance costs from debt refinancing (net of tax) and unrealized gain (loss) on investment in equity securities (net of tax) by the weighted average number of diluted shares. Adjusted cash flows from operating activities is calculated by removing the cash payment related to the net litigation settlement loss and the increase (decrease) in short-term investments in real estate from cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the cash payment related to the net litigation settlement loss, the increase (decrease) in short-term investments in real estate and additions to premises and equipment from cash flows from operating activities. Net debt less marketable securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and marketable securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Three months ended March 31,	Six months ended June 30,
	2018	2017	2018	2018	2017

Income (loss) before income taxes and non-controlling interests	$3,071	$12,160	$(4,972)	$(1,901)	$21,906

Non-controlling interests	(687)	(687)	(525)	(1,212)	(1,302)
Pretax income (loss) attributable to Altisource	2,384	11,473	(5,497)	(3,113)	20,604
Intangible asset amortization expense	7,544	9,393	7,147	14,691	18,539
Share-based compensation expense	1,910	1,163	2,201	4,111	1,858
Write-off of net discount and debt issuance costs from debt refinancing	4,434	—	—	4,434	—
Unrealized (gain) loss on investment in equity securities	(1,533)	—	7,501	5,968	—

Adjusted pretax income attributable to Altisource	$14,739	$22,029	$11,352	$26,091	$41,001

Net income (loss) attributable to Altisource	$1,568	$9,035	$(4,132)	$(2,564)	$15,580

Intangible asset amortization expense, net of tax	5,499	7,510	5,491	10,880	14,288
Share-based compensation expense, net of tax	1,392	930	1,691	3,045	1,432
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	3,232	—	—	3,232	—
Unrealized (gain) loss on investment in equity securities, net of tax	(1,134)	—	5,551	4,416	—

Adjusted net income attributable to Altisource	$10,557	$17,475	$8,601	$19,009	$31,300

Diluted earnings (loss) per share	$0.09	$0.48	$(0.24)	$(0.15)	$0.82

Impact of using diluted share count instead of basic share count for a loss per share	—	—	0.01	0.01	—
Intangible asset amortization expense, net of tax, per diluted share	0.31	0.40	0.31	0.61	0.75
Share-based compensation expense, net of tax, per diluted share	0.08	0.05	0.09	0.17	0.08
Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	0.18	—	—	0.18	—
Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	(0.06)	—	0.31	0.25	—

Adjusted diluted earnings per share	$0.60	$0.93	$0.48	$1.07	$1.64

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Three months ended March 31,	Six months ended June 30,
	2018	2017	2018	2018	2017

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$7,544	$9,393	$7,147	$14,691	$18,539
Tax benefit from intangible asset amortization	(2,045)	(1,883)	(1,656)	(3,811)	(4,251)
Intangible asset amortization expense, net of tax	5,499	7,510	5,491	10,880	14,288
Diluted share count	17,553	18,836	17,881	17,717	19,069

Intangible asset amortization expense, net of tax, per diluted share	$0.31	$0.40	$0.31	$0.61	$0.75

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,910	$1,163	$2,201	$4,111	$1,858
Tax benefit from share-based compensation expense	(518)	(233)	(510)	(1,066)	(426)
Share-based compensation expense, net of tax	1,392	930	1,691	3,045	1,432
Diluted share count	17,553	18,836	17,881	17,717	19,069

Share-based compensation expense, net of tax, per diluted share	$0.08	$0.05	$0.09	$0.17	$0.08

Calculation of the impact of the write-off of net discount and debt issuance costs from debt refinancing, net of tax
Write-off of net discount and debt issuance costs from debt refinancing	$4,434	$—	$—	$4,434	$—
Tax benefit from the write-off of net discount and debt issuance costs from debt refinancing	(1,202)	—	—	(1,202)	—
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	3,232	—	—	3,232	—
Diluted share count	17,553	18,836	17,881	17,717	19,069

Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	$0.18	$—	$—	$0.18	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Three months ended March 31,	Six months ended June 30,
	2018	2017	2018	2018	2017

Calculation of the impact of the unrealized (gain) loss on investment in equity securities, net of tax
Unrealized (gain) loss on investment in equity securities	$(1,533)	$—	$7,501	$5,968	$—
Tax provision (benefit) from the unrealized (gain) loss on investment in equity securities	399	—	(1,950)	(1,552)	—
Unrealized (gain) loss on investment in equity securities, net of tax	(1,134)	—	5,551	4,416	—
Diluted share count	17,553	18,836	17,881	17,717	19,069

Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	$(0.06)	$—	$0.31	$0.25	$—

Cash flows from operating activities	$31,822	$30,876	$(8,569)	$23,253	$12,517
Net litigation settlement loss payment	—	—	—	—	28,000
(Decrease) increase in short-term investments in real estate	(4,031)	(418)	9,915	5,884	2,089
Adjusted cash flows from operating activities	27,791	30,458	1,346	29,137	42,606
Less: Additions to premises and equipment	(1,498)	(3,714)	(1,258)	(2,756)	(5,658)

Adjusted cash flows from operating activities less additions to premises and equipment	$26,293	$26,744	$88	$26,381	$36,948

	June 30, 2018
Term loans	$403,760
Less: Cash and cash equivalents	(84,569)
Less: Marketable securities	(43,185)
Net debt less marketable securities	$276,006

Note: Amounts may not add to the total due to rounding.